UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 Lincoln Ave., Altadena, California		91001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-296-6310

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 15, 2005, the Company entered into a Stock Option Agreement (the "Option Agreement") with ViaSpace Technologies LLC and SNK Capital Trust ("Optionee"), whereby the Optionee was granted an option to purchase shares of common stock of the Company. The Option Agreement was filed as Exhibit 2.1 to Form 8-K on June 20, 2005. The option term was based on four milestones and was set to expire no later than February 15, 2007.

The Optionee timely met the first two milestones of the option agreement by exercising the Option Agreement to purchase $1,000,000 of Company common stock prior to August 15, 2005. The third milestone was required to occur on or before February 15, 2006, and required that an additional $1,000,000 of Company common stock was purchased prior to that date. The Optionee did remit $999,980 to the Company. However, this money was received after the expiration period of the Option and was not accompanied by other required materials.

The Company is currently in discussions with the Optionee about this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

February 22, 2006	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer